UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 27, 2023

Date of Report (date of earliest event reported)

Salesforce, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Salesforce Tower

415 Mission Street, 3rd Fl

San Francisco, CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRM	New York Stock Exchange , Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On January 27, 2023, Salesforce, Inc. (the “Company”) announced that Alan Hassenfeld and Sanford Robertson each informed the Board of Directors of the Company (the “Board”) of his decision not to stand for reelection as a director and to retire from the Board, effective as of the date of the 2023 Annual Meeting of Stockholders.

Appointment of New Directors

On January 27, 2023, the Board appointed Arnold Donald, Sachin Mehra and Mason Morfit as directors of the Company, effective as of March 1, 2023.

There are no arrangements or understandings between Mr. Donald, Mr. Mehra or Mr. Morfit (other than as set forth below) and any other persons pursuant to which they were selected as directors, and none of them have any family relationships with any of the Company’s directors or executive officers. None of Mr. Donald, Mr. Mehra or Mr. Morfit have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of Mr. Donald, Mr. Mehra and Mr. Morfit will receive standard compensation and equity awards in accordance with the Company’s compensation program for non-employee directors (as such program may be adjusted by the Board from time to time). The Company’s current compensation program for non-employee directors is described in the “Compensation of Directors” section of the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2022. The Company also intends to enter into its standard form of indemnification agreement with each of Mr. Donald, Mr. Mehra and Mr. Morfit.

Mr. Morfit was appointed to the Board pursuant to a Nomination and Cooperation Agreement (the “Agreement”), dated January 27, 2023, by and between the Company and ValueAct Capital Management L.P. (“ValueAct”). The Agreement includes various terms, conditions and provisions, including that the Company will include Mr. Morfit in the Board’s recommended director slate of candidates to stand for election at the 2023 annual stockholders meeting. Under the Agreement, ValueAct is subject to various restrictions, including, among other things, limitations on proposing or engaging in certain extraordinary transactions and other matters involving the Company, prohibitions on ValueAct acquiring more than 3.5% of the outstanding shares of the Company’s common stock, engaging in proxy solicitations and other stockholder-related matters and proposals, forming groups with other investors, and engaging in short sales of Company shares. ValueAct has agreed to vote its shares as set forth in the Agreement, including with respect to board elections. The provisions of the Agreement described above generally apply until the later of (i) one month after Mr. Morfit ceases to serve on the Board or (ii) 60 days before the non-proxy access stockholder director nomination deadline for the Company’s 2024 annual stockholders meeting. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 27, 2023, the Company issued a press release announcing the decisions of Mr. Hassenfeld and Mr. Robertson not to stand for reelection and the appointments of Mr. Donald, Mr. Mehra and Mr. Morfit, which press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Nomination and Cooperation Agreement between Salesforce, Inc. and ValueAct Capital Management L.P., dated January 27, 2023

99.2	Press Release, dated January 27, 2023

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Salesforce, Inc.

By:	/s/ Todd Machtmes
Todd Machtmes
Executive Vice President and General Counsel

Dated: January 27, 2023